Exhibit 99 to Statement of Changes in Beneficial Ownership	Nordson Corp (NDSN)	Transaction Date
Russell Leroy Bauknight	Shares	July 13, 2005
1517 Gervais Street	Sold & Delivered	Remaining
Columbia, SC 29201	51281	Shares
	1.2775%	3,966,626
Cynthia W. Nord Charitable Remainder Unitrust dated June 9, 1994	11897	936,903

Evan W. Nord Charitable Remainder Unitrust dated June 9, 1994	11897	936,903
Evan W. Nord Revocable Trust dated July 6, 1994, as supplemented September 21, 1994 and November 18, 1994	4416	347,747
Evan W. Nord Grandchild Trust No. 1 dated April 10, 1997	0	0
Evan W. Nord Grandchildren Trust dated September 8, 1997	0	0

Evan W. Nord Trust FBO Bruce B. Nord dated June 2, 1987	372	29,228
Evan W. Nord Trust FBO Ethan W. Nord dated June 2, 1987	372	29,228
Evan W. Nord Trust FBO Kathleen N. Peterson dated June 2, 1987	372	29,228
Evan W. Nord Trust FBO Eric T. Nord dated June 2, 1987	372	29,228
Evan W. Nord Trust FBO Allyson M. Nord dated June 2, 1987	372	29,228

Evan W. Nord Trust Agreement FBO Wiley Kennedy dated December 8, 1995	102	7,958
2000 Irrevocable Trust Agreement of Evan W. Nord	714	56,211
2000 Charitable Remainder Trust No. 1 of Evan W. Nord	476	37,471
2000 Charitable Remainder Trust No. 2 of Evan W. Nord	48	3,744
2000 Charitable Remainder Trust No.3 of Evan W. Nord	48	3,744
2000 Charitable Remainder Trust No. 4 of Evan W. Nord	48	3,744
2000 Charitable Remainder Trust No.5 of Evan W. Nord	48	3,744
2000 Charitable Remainder Trust No. 6 of Evan W. Nord	48	3,744
2000 Charitable Remainder Trust No.7 of Evan W. Nord	48	3,744
2000 Charitable Remainder Trust No. 8 of Evan W. Nord	48	3,744
2000 Charitable Remainder Trust No.9 of Evan W. Nord	48	3,744
2000 Charitable Remainder Trust No. 10 of Evan W. Nord	48	3,744
2000 Charitable Remainder Trust No. 11 of Evan W. Nord	48	3,744
2000 Charitable Remainder Trust No. 12 of Evan W. Nord	48	3,744
2000 Charitable Remainder Trust No.13 of Evan W. Nord	48	3,744
2000 Charitable Remainder Trust No. 14 of Evan W. Nord	48	3,744
2000 Charitable Remainder Trust No.15 of Evan W. Nord	48	3,744
2000 Charitable Remainder Trust No. 16 of Evan W. Nord	48	3,744
2000 Charitable Remainder Trust No.17 of Evan W. Nord	353	3,092
2000 Charitable Remainder Trust No. 18 of Evan W. Nord	353	3,092
2000 Charitable Remainder Trust No.19 of Evan W. Nord	353	3,092
2000 Charitable Remainder Trust No. 20 of Evan W. Nord	0	3,847

Evan W. Nord Trust for Lineal Descendants FBO Allyson N Wandtke dated May 25, 1995	1814	142,801
Evan W. Nord Trust for Lineal Descendants FBO Katheleen N Peterson dated May 25, 1995	1814	142,801
Evan W. Nord Trust for Lineal Descendants FBO Ethan W Nord dated May 25, 1995	1814	142,801
Evan W. Nord Trust for Lineal Descendants FBO Eric T Nord dated May 25, 1995	1814	142,801
Evan W. Nord Trust for Lineal Descendants FBO Bruce B Nord dated May 25, 1995	1814	142,801
Evan W. Nord Charitable Remainder Unitrust FBO Eric Nord and Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1814	142,801
Evan W. Nord Charitable Remainder Unitrust FBO Ethan Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1814	142,801
Evan W. Nord Charitable Remainder Unitrust FBO Bruce Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1814	142,801
Evan W. Nord Charitable Remainder Unitrust FBO Katheleen Peterson & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1814	142,801
Evan W. Nord Charitable Remainder Unitrust FBO Allyson N. Wandtke & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1814	142,801

Total Shares	51281	3966626